QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.16

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF PANAMA	THIS CERTIFICATE IS TRANSFERRED IN ATLANTA, GEORGIA OR NEW YORK, NEW YORK

CARNIVAL CORPORATION

COMMON STOCK	SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 143658 30 0

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 EACH OF

Carnival Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
SEAL			Countersigned and Registered SunTrust Bank, Transfer Agent and Registrar
	SECRETARY	CHAIRMAN	By:	AUTHORIZED SIGNATURE

        The Shares represented by this certificate are subject to restrictions on transfer. Unless excepted by the Board of Directors or exempted by the terms of the Articles of Incorporation of Carnival Corporation, no Person may (1) Beneficially Own Shares in excess of 4.9% of the outstanding Shares, by value, vote or number, determined as provided in the Articles of Incorporation of Carnival Corporation, and computed with regard to all outstanding Shares and, to the extent provided by the Code, all Shares issuable under existing options and exchange rights that have not been exercised; or (2) Beneficially Own Shares which would result in the Corporation being "closely held." Unless so excepted, any acquisition of Shares and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own Shares in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the Shares represented hereby will be designated and treated as Excess Shares that will be held in trust. Excess Shares may not be transferred at a profit and may be purchased by the Corporation. In addition, certain Beneficial Owners must give written notice as to certain information on demand and on exceeding certain ownership levels. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation. The Corporation will mail without charge to any requesting shareholder a copy of the Articles of Incorporation, including the express terms of each class and series of the authorized Shares of the Corporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor.

        The shares represented by this certificate are subject to certain restrictions on ownership of shares of Carnival Corporation and P&O Princess Cruises plc. Under the terms of the Articles of Incorporation of the Corporation, if any person acquires Carnival Common Stock and/or P&O Princess Ordinary Shares or voting control over such shares, and after giving effect to such acquisition, such person, together with any person or persons Acting in Concert with such acquiring person, holds or exercises voting control over Carnival Common Stock and/or P&O Princess Ordinary Shares which is equal to or in excess of such number of shares which, in aggregate, represent the right to cast 30% or more of the votes on a Joint Electorate Action, such shares which cause that ownership limit to be equaled or exceeded may be designated as Combined Group Excess Shares. In addition, any additional acquisition of Carnival Common Stock and/or P&O Princess Ordinary Shares by a person that, together with any person or persons Acting in Concert, holds or has voting control over Carnival Common Stock and/or P&O Princess Ordinary Shares representing the right to cast not less than 30% and not more than 50% of the votes on a Joint Electorate Action, may result in certain shares being designated as Combined Group Excess Shares. Any Carnival Common Stock that are designated as Combined Group Excess Shares will be transferred to a trustee, and the prior holder thereof will have no right to vote such shares or receive dividends or other distributions with respect thereto. A person may exceed the ownership limits described above if such person makes a Qualifying Takeover Offer with respect to all Carnival Common Stock and P&O Princess Ordinary Shares. Holders may be required to provide written notice and other information to the Corporation if such ownership levels are equaled or exceeded. The foregoing is only a summary of the applicable restrictions and is qualified in its entirety by reference to the Articles of Incorporation of the Corporation. The Corporation will mail without charge to any requesting shareholder of the Corporation a copy of the Articles of Incorporation, within five (5) days after receipt by the Secretary of the Corporation of a written request therefor. All terms not defined in this legend have the meanings provided in the Articles of Incorporation of Carnival Corporation.

        Incorporated under the laws of the Republic of Panama, by Public Deed 9,414 of November 14, 1974, of the Second Notary of the Circuit of Panama, recorded at Volume 1102, Page 169, Entry 117,371 "B" of the Mercantile Persons Section of the Public Registry, and amended by Public Deed 12,296, of July 14, 1987, of the Third Notary of the Circuit of Panama, recorded at Microfiche 016585, Roll 21914, Frame 0191, of the Microfilm (Mercantile) Section of the Public Registry.

        Incorporated under the laws of the Republic of Panama, by Public Deed, 9,414 of November 14, 1974, of the Second Notary of the Circuit of Panama, recorded at Volume 1102, Page 169, Entry 117,371 "B" of the Mercantile Persons Section of the Public Registry, and amended by Public Deed 13,296, of July 14, 1987, of the Third Notary of the Circuit of Panama, recorded at Microfiche 016585, Roll 21914, Frame 0191, of the Microfilm (Mercantile) Section of the PublicRegistry.

AUTHORIZED CAPITAL:

        US $20,000,000, divided as follows: US $19,5999,999.98, divided into 1,959,999,998 shares Common Stock, par value US $.01 each; US $400,000, divided into 40,000,000 shares of Preferred Stock, par value US $.01 each; US$.01, comprised of one share of special voting stock, par value US $.01; and US $.01, comprised of one share of special stock, par value US $.01. Holders of Comon Stock are entitled to one (1) vote per share.

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—	_____ Custodian _____
TEN ENT	—	as tenants by the entireties		(cust)	(Minor)
JT TEN	—	as joint tenants with right		under Uniform Gifts to Minors
		of survivorship and not		Act _____________________
		as tenants in common		(State)

Additional abbreviations may also be used though not in the above lists.

For value received,	hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED:
THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THIS CERTIFICATE ALSO REPRESENTS A NUMBER OF SHARES OF BENEFICIAL INTEREST ("TRUST SHARES") IN THE P&O PRINCESS SPECIAL VOTING TRUST ("P&O PRINCESS TRUST"), EQUAL TO THE NUMBER OF SHARES OF COMMON STOCK OF CARNIVAL CORPORATION (THE "CARNIVAL COMMON STOCK") REPRESENTED BY THIS CERTIFICATE. THE TRUST SHARES EACH REPRESENT AN EQUAL, ABSOLUTE, IDENTICAL, UNDIVIDED INTEREST IN THE TRUST PROPERTY (INCLUDING A SPECIAL VOTING SHARE ISSUED BY P&O PRINCESS CRUISES PLC) THAT IS HELD BY THE LAW DEBENTURE TRUST CORPORATION (CAYMAN) LIMITED OR ANY SUCCESSOR THERETO, AS TRUSTEE OF THE P&O PRINCESS TRUST (THE "P&O PRINCESS TRUSTEE"). THE TRUST SHARES ARE REPRESENTED BY THIS CERTIFICATE PURSUANT TO THE TERMS OF A SPECIAL VOTING TRUST DEED ESTABLISHING P&O PRINCESS TRUST BETWEEN CARNIVAL CORPORATION AND THE P&O PRINCESS TRUSTEE (THE "SPECIAL VOTING TRUST DEED") AND A PAIRING AGREEMENT AMONG CARNIVAL CORPORATION, THE P&O PRINCESS TRUSTEE AND SUNTRUST BANK OR ANY SUCCESSOR THERETO (THE "PAIRING AGREEMENT"), AND THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED TOGETHER WITH THE CARNIVAL COMMON STOCK PURSUANT TO THE PAIRING AGREEMENT. THE P&O PRINCESS TRUST AND THE TRUST SHARES ARE SUBJECT TO AND THE TRUST SHARES ARE ISSUED PURSUANT TO, THE SPECIAL VOTING TRUST DEED. BY ACCEPTING THE TRUST SHARES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE PROVISIONS OF THE SPECIAL VOTING TRUST DEED. COPIES OF THE PAIRING AGREEMENT AND THE SPECIAL VOTING TRUST DEED MAY BE OBTAINED FROM CARNIVAL CORPORATION BY CONTACTING THE INVESTOR RELATIONS DEPARTMENT AT CARNIVAL CORPORATION'S HEADQUARTERS LOCATED AT 3655 N.W. 87 AVENUE, MIAMI, FLORIDA 33178

QuickLinks

  Exhibit 4.16